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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                         ------------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       All American Communications, Inc.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                  95-3803222
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(State of incorporation or organization)    (IRS Employer Identification Number)

     2114 Pico Boulevard, Santa Monica, California         90405
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(Address of principal executive offices)                   (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------
None                                                     None


Securities to be registered pursuant to Section 12(g) of the Act:


     Class B Common Stock, $.0001 par value
--------------------------------------------------------------------------------
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Class B Common Stock, $ .0001 par value, of All American Communications, Inc. (the "Company") to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Prospectus included within the Registration Statement of the Company on Form S-2 filed on October 18, 1995 with the Securities and Exchange Commission (Registration No. 33-63509), as amended on November 15, 1995 (the "Registration Statement"), which description is incorporated herein by reference.


ITEM 2.  Exhibits.

No.              Exhibits

4.1 Restated Certificate of Incorporation of the Company filed on February 25, 1991 with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1 to the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1991 (the "March 1991 Form 10-Q")).

4.2 Restated Bylaws of the Company dated February 25, 1991 (incorporated by reference to Exhibit 3.2 to the March 1991 Form 10-Q).

4.3 Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of Series A Convertible Preferred Stock of the Company filed on February 25, 1991, with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.3 to the March 1991 Form 10-Q).

4.4 Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed on March 20, 1992, with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.4 to the Company's Amendment No. 1 to Form S-1 Registration Statement filed with the Securities and Exchange Commission on April 3, 1992).

4.5 Certificate of the Voting Powers, Designations, Preferences, Rights, Qualifications, Limitations and Restrictions of the Series B Convertible Preferred Stock of the Company filed on August 2, 1994 with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1 to the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 1994).





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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf of the undersigned, thereto duly authorized.


Date: December 4, 1995


                                        ALL AMERICAN COMMUNICATIONS, INC.




                                        By:   /s/ Paul Westphal
                                            ------------------------------------
                                            Paul Westphal
                                            Senior Executive Vice President





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                                 EXHIBIT INDEX

EXHIBIT NUMBER                     DESCRIPTION                          PAGE
--------------                     -----------                          ----

4.1                      Restated Certificate of Incorporation
                         of the Company filed on February 25,
                         1991 with the Secretary of State of
                         the State of Delaware (incorporated
                         by reference to Exhibit 3.1 to the
                         Quarterly Report of the Company on
                         Form 10-Q for the quarter ended March
                         31, 1991 (the "March 1991 Form
                         10-Q")).


4.2                      Restated Bylaws of the Company dated
                         February 25, 1991 (incorporated by
                         reference to Exhibit 3.2 to the March
                         1991 Form 10-Q).


4.3                      Certificate of Designations,
                         Preferences and Relative,
                         Participating, Optional or Other
                         Special Rights of Series A
                         Convertible Preferred Stock of the
                         Company filed on February 25, 1991,
                         with the Secretary of State of the
                         State of Delaware (incorporated by
                         reference to Exhibit 3.3 to the March
                         1991 Form 10-Q).

4.4                      Certificate of Amendment to Restated
                         Certificate of Incorporation of the
                         Registrant filed on March 20, 1992,
                         with the Secretary of State of the
                         State of Delaware (incorporated by
                         reference to Exhibit 3.4 to the
                         Company's Amendment No. 1 to Form S-1
                         Registration Statement filed with the
                         Securities and Exchange Commission on
                         April 3, 1992).

4.5                      Certificate of the Voting Powers,
                         Designations, Preferences, Rights,
                         Qualifications, Limitations and
                         Restrictions of the Series B
                         Convertible Preferred Stock of the
                         Company filed on August 2, 1994 with
                         the Secretary of State of the State
                         of Delaware (incorporated by
                         reference to Exhibit 3.1 to the
                         Quarterly Report of the Company on
                         Form 10-Q for the quarter ended June
                         30, 1994).




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